Exhibit 23
                                                      ----------





             CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the regis-tration statements of Consolidated Rail Corporation and subsidi-aries on Forms S-3 (File Nos. 33-34040 and 33-64670) of our report dated January 24, 1994 on our audits of the consolidated financial statements and financial statement schedules of Consolidated Rail Corporation and subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.



                                   COOPERS & LYBRAND

                                   COOPERS & LYBRAND






2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 24, 1994